SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  January 15, 2009

MID-WISCONSIN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-18542

06-1169935

(State or Other

(Commission File

(IRS Employer

Jurisdiction of

Number)

Identification

Incorporation)

Number)

132 WEST STATE STREET

MEDFORD, WI 54451

(Address of principal executive offices, including Zip Code)

(715) 748-8300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry Into a Material Definitive Agreement

Mid-Wisconsin Financial Services, Inc. (the “Company”) and James F. Warsaw (“Mr. Warsaw”) entered into an Employment Agreement dated as of January 12, 2009 (the “Agreement”).  A copy of the Agreement is filed with this Report as Exhibit 10.1.  The Agreement replaces Mr. Warsaw’s prior employment agreement with the Company, which expired on December 12, 2008.

The material terms and conditions of the Agreement, which are substantially similar to the terms and conditions that existed in Mr. Warsaw’s prior employment agreement with the Company, are summarized below.  This summary is qualified by reference to the provisions of the Agreement attached to this report as Exhibit 10.1.

Mr. Warsaw’s Employment Agreement

Term

The Agreement provides that Mr. Warsaw shall be employed for a period of three years ending January 12, 2012, unless the term of employment is terminated earlier pursuant to the terms of the Agreement.

Duties

Under the terms of the Agreement, Mr. Warsaw is to be employed as the President and Chief Executive Officer of the Company.  During the Term of Employment, the Agreement also provides that Mr. Warsaw will serve as a director of the Company and be nominated for reelection at any of the Company’s annual meetings of shareholders at which his term as a director would expire.

Compensation

Under the terms of the Agreement, Mr. Warsaw will continue to receive an annual base salary of $230,000.  He will also continue to be eligible to participate in a cash bonus plan that will provide for a target bonus equal to 30% of his base salary and a maximum bonus equal to 50%.  The criteria for this bonus plan are established annually by agreement between Mr. Warsaw and the Board, with 80% based on Company and bank-wide criteria and 20% on satisfaction of individual performance goals.

Benefits and Perquisites

Under the terms of the Agreement, Mr. Warsaw will continue to be entitled to participate, on the same terms as other executives, in all of the retirement and welfare benefit plans of the Company and he will receive four weeks of paid vacation per year.  The Company will continue to provide Mr. Warsaw, through lease or purchase, with a vehicle for his use, pay for vehicle insurance and maintenance expenses, and reimburse Mr. Warsaw for gasoline expenses incurred in the business of the Company.

Termination

Mr. Warsaw’s employment will terminate at his death, disability, resignation, or the Company’s notice of termination.  In the event Mr. Warsaw is terminated without cause (as defined in the Agreement), Mr. Warsaw will be entitled to receive one year’s base salary; provided that if such termination occurs within one year after, or in contemplation of, a Change of Control of the Company (as defined in the Agreement), he will be entitled to receive the sum of $650,000 paid over the three year period following his termination.  During the 18-month period following his termination, the Company will reimburse Mr. Warsaw for medical, dental, and health coverage pursuant to his right to continued coverage as a terminated employee.

Noncompetition

For a period of eighteen months following his termination of employment, Mr. Warsaw has agreed to comply with restrictive covenants prohibiting the disclosure of the Company’s confidential information, the solicitation of the Company’s customers and employees, and the performance of services for a competitor.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 10.1

Employment Agreement with James F. Warsaw

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-WISCONSIN FINANCIAL SERVICES, INC.

Date:  January 15, 2009

By:  KIM A. GOWEY

Kim A. Gowey

Chairman of the Board

EXHIBIT INDEX

to

FORM 8-K

of

MID-WISCONSIN FINANCIAL SERVICES, INC.

Dated January 15, 2009

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

10.1

Employment Agreement with James F. Warsaw